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                                                                   EXHIBIT 99.2


                                 CERTIFICATION
                      PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Southern Energy Homes, Inc. (the "Company") on Form 10-Q for the period ending April 4, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James
L. Stariha, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

 /s/ James L. Stariha
James l. Stariha
Chief Financial Officer
May 15, 2003





A signed original of this written statement required by Section 906 has been provided to Southern Energy Homes, Inc., and will be retained by Southern Energy Homes, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This statement is submitted as accompanying this report on Form 10-Q and is not filed as a part hereof, in accordance with Securities and Exchange Commission Release 34-47551 (March 21, 2003).



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